Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 2020, relating to the financial statements of Scilex Holding Company, appearing in the Registration Statement No. 333-268603 on Form S-1 dated December 27, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California

January 17, 2023